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                                                                   EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into this 7th day of February, 2000, by and between Webhelp Canada Inc., an Ontario corporation (the "Company), and Tom Cronin ("Employee"). The first date of employment under this Agreement will be February 8, 2000 (the "Commencement Date").

1.       EMPLOYMENT RELATIONSHIP.

Employee is hereby employed by the Company and will act also in the capacity of Chief Financial Officer of the Company's parent, Webhelp.com Inc., a Delaware corporation (the "Parent"), until the termination of his employment pursuant to
Section 3 hereof. Employee will faithfully, fully, and to the best of his ability, experience and talent perform and render such services and perform such duties for the Company and the Parent as the President of the Company shall reasonably direct. Employee will devote his full business time, attention, knowledge and skill solely to the business of the Company and the Parent and will not engage in any other business activities for compensation or profit.

2.       COMPENSATION (US Dollars)

          2.1. As compensation for the performance of his duties, Employee will receive a base salary at an annual rate of $170,000 payable in accordance with the Company's normal pay practices for a salaried employee.

          2.2. Employee shall receive an annual guaranteed bonus of $30,000, payable at a rate of $2,500 per month on the Company's first normal pay date of each month.

          2.3. Employee shall be eligible for an incentive performance bonus for each calendar year of his employment, with such bonus for 2000, if any, prorated to reflect the number of days Employee is employed during such year.

          2.4. The Parent will grant to Employee on the Commencement Date nonqualified options (the "Options") to purchase an aggregate of 400,000 shares of the common stock, par value $0.01 per share ("Common Stock"), of the Parent subject to and under the Parent's 1999 Long Term Incentive Plan (the "Plan"). The Options shall in all respects be subject to the Plan and shall (i) have an exercise price per share equal to $4.95 per share, proportionately adjusted for any stock splits, reverse stock splits or stock dividends in respect of the Common Stock, (ii) have a term of ten (10) years from the date of grant; and (iii) vest and become exercisable over three years in quarterly installments from the Commencement Date, provided that Employee is employed by the Company (or its subsidiary or affiliate) on the applicable vesting date. However, should this Agreement terminate other than for "Cause" (as defined in paragraph 3.2), the number of unvested options as at the date of such termination, shall be reduced by 50% and any remaining options unvested will continue to vest and be


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               exercisable under the existing terms of this Agreement and the
               1999 Long Term Incentive Plan.

          2.5. Employee will be entitled to participate in all fringe benefit programs now or hereafter made available to other salaried employees of the Company. A summary of benefits currently in effect is attached or has been previously provided to Employee. Employee shall be entitled to four (4) weeks of paid vacation per year.

          2.6. The Company will reimburse Employee for all travel and business expenses incurred by him which are reasonable and necessary for carrying on the business of the Company and the Parent. Expenses will be reimbursed after presentation by Employee of an itemized account of such expenses in form and substance satisfactory to the Company and the Company's determination that such expenditures were reasonable, ordinary and necessary.

3.       TERMINATION OF EMPLOYMENT

          3.1. The Company may terminate Employee's employment at any time, with or without Cause (as defined hereinafter). If Employee is terminated by the Company without Cause and other than by reason of Employee's death or disability, Employee shall be entitled to salary and benefit continuation as provided in Section 3.6.

          3.2 For purposes of this Agreement, "Cause" shall mean (i) willful and continued failure by Employee to perform his duties as Chief Financial Officer of the Parent; (ii) gross misconduct or neglect of Employee in carrying out his duties hereunder which is injurious to the Company, the Parent or any of their respective subsidiaries (collectively, the "Parent Group"); (iii) a material breach by Employee of his obligations under Section 4 of this Agreement which is reasonably believed by the Company to have caused, or to be likely to cause, material harm to the Parent Group, or (iv) conviction of a felony. Each of 3.2 (i) and (ii) shall be deemed to exist provided the Company has provided written notice to Employee setting forth the perceived performance deficiencies and the steps needed to remedy those deficiencies and Employee has failed to take immediate steps to remedy such deficiencies. If Employee is terminated for Cause, no further salary, bonus, incentive performance bonus, or other compensation will be payable under this Agreement except for any amount of base salary and bonus which has accrued but not been paid prior to the date of termination.

          3.3 Employee may terminate his employment at any time with or without "Good Reason" as defined in Section 3.4. If Employee terminates other than for Good Reason, no further salary, bonus, incentive performance bonus, or other compensation will be payable under this Agreement except for any amount of base salary and bonus which has accrued but not been paid prior to the date of termination.


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          3.4  For purposes of this Agreement, termination for "Good Reason" is defined as (i) assignment to Employee of demonstrably onerous or significantly demeaning on-going duties inconsistent with his status as Chief Financial Officer of the Parent; or (ii) a reduction in Employee's total compensation below the amounts set forth in Sections 2.1 and 2.2. If Employee resigns for Good Reason, Employee shall be entitled to receive salary and benefit continuation as provided in Section 3.6.

          3.5 Employee's employment shall be automatically terminated upon the occurrence of either of the following events: (i) the death of Employee, and (ii) the disability of Employee, as defined in the long term disability policy carried by the Company for Employee, or if no such policy exists, disability which causes Employee to be unable to satisfactorily perform his job duties for a cumulative period of three months in any period of six consecutive months as reasonably determined by the Company in its discretion. In such cases, no further salary, bonus or other compensation will be payable under this Agreement except for any amount of base salary and bonus which has accrued but not been paid prior to the date of the termination.

          3.6 If Employee is terminated by the Company other than for Cause or if Employee resigns for Good Reason, for the lesser of a period of twelve (12) months from the date his employment terminates or until he is gainfully employed (including as a consultant or independent contractor), Employee will be entitled to receive continuation of his annual base salary then in effect, together with continuation of life and health insurance benefits at the level in effect on the date of termination or resignation; provided, however, that any benefit payable hereunder shall terminate the date Employee breaches any covenant under Section 4 hereof. In the event the Company is unable to continue Employee's participation in any such insurance program after the date of such termination or resignation, the Company shall provide substantially equivalent insurance benefits or reimburse Employee for the cost of acquiring substantially equivalent benefits.

4        COVENANTS BY EMPLOYEE

          4.1 Definitions: As used in this Agreement, the following terms shall have the following meanings:

               4.1.1 "Confidential Information" means trade secrets and all other information disclosed to or known by Employee as a result of or through Employee's employment by the Company, including information about the processes, projects, services or products, including all information related to research, development, inventions, production, purchasing, accounting, finances, engineering, marketing, merchandising, and customers' names and accounts of any member of the Parent Group but excluding general knowledge in the industry in which the Parent Group is engaged.

               4.1.2 "Inventions" means any discoveries, concepts and ideas, regardless of patentability, including but not limited to, processes, methods, computer


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               programs and techniques, and improvements thereof concerning or relating to any activity of any member of the Parent Group that the Employee may become acquainted with as a result of employment by Company.

          4.2 Employee expressly agrees that, except as required in the performance of his duties to the Company or the Parent, Employee will not at any time, directly or indirectly, use, divulge, disseminate, disclose, lecture upon, publish articles concerning or communicate or otherwise make available to any person, firm or entity in any manner whatsoever any Confidential Information without the prior express written approval from the Company. The parties hereby stipulate that as between them, all Confidential Information is important, material and confidential and that the disclosure of such Confidential Information materially adversely affects the effective and successful conduct of business by the Parent Group and its goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement. Employee agrees to sign any secrecy or nondisclosure agreement required by a customer of the Parent Group as a condition of doing business with the Parent Group, and to provide the Company with a signed copy of said agreement. Employee agrees that all Confidential Information is the exclusive property of members of the Parent Group and upon termination of his employment Employee shall return to the Company all documents, records, notebooks and other repositories containing Confidential Information, including any and all copies thereof then in Employee's possession whether prepared by him or others.

          4.3 Employee agrees not to assert any rights to, and expressly assigns to the Company as the Company's exclusive property, all ideas, innovations, discoveries, improvements, Inventions, trademarks, computer programs and/or systems and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Parent Group's business operations or that relate to any work or projects of the Parent Group. Employee agrees to assist members of the Parent Group, at the Company's expense, to obtain patents or copyrights on any protectable ideas and Inventions, to obtain trademarks, to exploit other developments and to execute all documents necessary to obtain such patents, copyrights, trademarks, or other developments in the name of members of the Parent Group.

          4.4 Employee agrees that during the term of this Agreement and for a period of one year after the expiration of this Agreement or termination of his employment with the Company and any other members of the Parent Group (without regard to whether such termination is by him or the Company), without the prior written consent of the Company, he will not, directly or indirectly, engage, own, operate, manage, control, participate in the management or control of, be employed by, act as a consultant for, provide or facilitate the provision of financing for, assist, or maintain or continue any interest whatsoever (other than stock ownership in any publicly owned company not exceeding five percent (5%) of the outstanding stock of such company) in
               (i) any of the Parent Group's customers, served by him


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               or by any other principal or employee of any member of the Parent
               Group during the term of his employment with the Company, or (ii) any enterprise in the United States or Canada engaged in a business that is competitive with the Parent Group. Without implied limitation, the foregoing covenant shall include hiring or engaging or attempting to hire or engage for his own account or for the account of any person, firm or entity any officer or employee of any member of the Parent Group, encouraging on behalf of himself or any competitor, any such officer or employee to terminate his relationship or employment with the any member of the Parent Group, soliciting for or on behalf of himself or any competitor any person or entity which was a client of any member of the Parent Group, and diverting to any person or entity any client or business opportunity which relates to the business of the Parent Group.

          4.5  Employee expressly agrees that the terms and condition of this
               Section 4 (other than Section 4.4) shall remain in full force and effect during and after termination of this Agreement for a period of 18 months. The parties hereto agree and declare that monetary damages will be insufficient to fully compensate the Company for its losses in the event that Employee breaches the covenants contained in this Section 4. Therefore, the Company will be entitled to enjoin Employee from any threatened or actual violation of any covenant contained herein, and Employee will not raise as a defense to any action or proceeding for an injunction the claim that the Company would be adequately compensated by monetary damages.

5        DISPUTE RESOLUTION

          5.1 Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement, or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
               Section 1-16, and judgement upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York City, New York.

          5.2 Such proceedings shall be administered by the neutral arbitrator in accordance with J.A.M.S. Rules as the arbitrator deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

               5.2.1 Mandatory exchange of all relevant documents, to be
                    accomplished within thirty (30) days of the initiation of the procedure;

               5.2.2 no other discovery;

               5.2.3 hearings before the neutral arbitrator which shall consist of a summary presentation by each side of no more than three 3 hours; such hearings to take place on one or two days at a maximum; and


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               5.2.4 decision to be rendered not more than ten (10) days
                    following such hearings.

6        MISCELLANEOUS PROVISIONS

          6.1 Employee hereby represents and warrants that he is free to make this Agreement and the making and performance of this Agreement by him will not violate the legal and/or equitable rights of any third party.

          6.2 This Agreement embodies the entire understanding of the parties and there are no promises, terms, covenants, conditions or obligations or other written, expressed or implied agreements other than those contained herein. No change or modification of the Agreement will be valid unless the same will be in writing and signed by both parties hereto.

          6.3 The failure of the Company to act or exercise its rights under this Agreement upon the breach of any of the terms or conditions hereof by Employee shall not be construed as a waiver of such breach, nor prevent the Company from hereafter enforcing strict compliance with any and all of the terms and conditions herein set forth. If any provision of the Agreement is declared void, all of the remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provisions shall be deemed dependent upon any other provision.

          6.4

               6.4.1 The employment by the Company of Employee is being effected because of Employee's special capabilities and qualifications and all of his rights, benefits and duties hereunder are, therefore, not assignable or transferable in any manner, except to the extent that any benefit hereunder may be payable to Employee's estate.

               6.4.2 The Company may assign this Agreement and the Company's obligations and duties hereunder shall be binding upon any successor and shall inure to the benefit of and be enforceable by any such successor to the Company.

          6.5 The validity, construction and performance of this Agreement will be governed by the laws of the State of New York, without regard to conflict of law principles.

          6.6 Employee certifies that he has read the entire contents of this Agreement before signing his name hereto, that he was encouraged and afforded sufficient opportunity by the Company to obtain legal advice prior to his executing this Agreement and that he fully understands all of the terms, conditions, and provisions set forth herein.

          6.7 If any provision of this Agreement shall be deemed unenforceable, prohibited, or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition, or invalidity, but no other provision of this Agreement shall be invalidated thereby, and the remainder of this Agreement shall remain enforceable and in effect.


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          6.8  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

     WEBHELP CANADA INC.                    EMPLOYEE

     By:     /s/                                 /s/  Tom Cronin
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